AUDITOR'S REPORT

Southern Ventures, Inc.





REPORT OF ARTHUR J. ODLE, CPA PC, INDEPENDENT AUDITORS



To The Board of Directors

Southern Ventures, Inc.

Cottondale, Alabama



We have audited the accompanying consolidated balance sheets of Southern Ventures, Inc. as of September 30, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Ventures, Inc. and the results of their operations and their cash flows for the period then ended in conformity with generally accepted accounting principles.





"Arthur J. Odle"



Arthur J. Odle, CPA PC

Montgomery, Alabama

January 30, l998